SENSATA TECHNOLOGIES REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

Swindon, United Kingdom – April 25, 2023 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensors, sensor-rich solutions and electrical protection devices used in mission-critical systems that create valuable business insights for customers, today announced financial results for its first quarter ended March 31, 2023.
"Sensata delivered strong results in the first quarter with revenues and adjusted earnings above the mid-point of our financial guidance for the quarter. Sensata remains on track to achieve its long-term goals within Electrification, including scaling its Electrification business to $2 billion in revenue by 2026,” said Jeff Cote, CEO and President of Sensata. "During the first quarter, the Company repaid $250 million of its outstanding Term Loan, reducing variable rate debt and interest expense in line with our capital deployment priorities.”
Operating results for the first quarter of 2023 compared to the first quarter of 2022 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $998.2 million, an increase of $22.4 million, or 2.3%, compared to $975.8 million in the first quarter of 2022.
•Revenue increased 4.7% on an organic basis, which excludes a decrease of (2.3)% from foreign currency exchange rates and a decrease of (0.1)% from acquisitions, net of divestitures, each versus the prior year period.
Operating income:
•Operating income was $148.8 million, or 14.9% of revenue, an increase of $22.9 million, or 18.2%, compared to operating income of $125.9 million, or 12.9% of revenue, in the first quarter of 2022.
•Adjusted operating income was $192.9 million, or 19.3% of revenue, an increase of $10.4 million, or 5.7%, compared to adjusted operating income of $182.5 million, or 18.7% of revenue, in the first quarter of 2022.
Earnings per share:
•Earnings per share was $0.56, an increase of $0.42, or 300%, compared to earnings per share of $0.14 in the first quarter of 2022.
•Adjusted earnings per share was $0.92, an increase of $0.14, or 17.9%, compared to adjusted earnings per share of $0.78 in the first quarter of 2022.
•Changes in foreign currency exchange rates decreased Sensata's adjusted earnings per share by $(0.04) in the first quarter of 2023 compared to the prior year period.

Sensata generated $96.9 million of operating cash flow in the first quarter of 2023, compared to $47.4 million in the prior year period. Sensata's free cash flow totaled $60.0 million in the first quarter of 2023 compared to $11.6 million in the prior year period.
During the first quarter of 2023, Sensata returned approximately $16.8 million to shareholders through its quarterly dividend of $0.11 per share paid on February 22, 2023.
Segment Performance

	For the three months ended March 31,
$ in 000s	2023	2022
Performance Sensing
Revenue	$751,525	$717,697
Operating income	$188,377	$180,638
% of Performance Sensing revenue	25.1%	25.2%

Sensing Solutions
Revenue	$246,650	$258,073
Operating income	$69,679	$72,515
% of Sensing Solutions revenue	28.3%	28.1%
Creation of New Reporting Segment
Effective April 1, 2023, Sensata created a new Insights reporting segment to provide visibility into the revenue growth and margin progress of this business as well as to align with new management reporting. Insights' financial results have previously been reported as part of Performance Sensing. Beginning with the second quarter of 2023, Sensata will report the financial results of three Segments: Performance Sensing, Sensing Solutions, and Insights.
Guidance
"In the first quarter, Sensata grew earnings faster than revenue, delivering 2.3% revenue growth, 5.7% adjusted operating income growth, and 17.9% adjusted earnings per share growth compared to the prior year period," said Paul Vasington, EVP and CFO of Sensata. "For the second quarter of 2023, we expect revenue of $1,000 to $1,040 million and adjusted EPS of $0.88 to $0.98."

Q2 2023 Guidance
$ in millions, except EPS	Q2-23 Guidance	Q2-22	Y/Y Change
Revenue	$1,000 - $1,040	$1,020.5	(2%) - 2%
organic growth			(2%) - 2%
Adjusted Operating Income	$190 - $206	$193.8	(2%) - 6%
Adjusted Net Income	$137 - $151	$129.5	6% - 17%
Adjusted EPS	$0.88 - $0.98	$0.83	6% - 18%
Versus the prior year period, Sensata expects that changes in foreign currency exchange rates will decrease revenue by approximately $(12) million at the midpoint and decrease adjusted EPS by approximately $(0.01) at the midpoint in the second quarter of 2023.

Conference Call and Webcast
Sensata will conduct a conference call today at 8:00 a.m. Eastern Time to discuss its first quarter 2023 financial results and its outlook for the second quarter of 2023. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Q1 2023 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until May 2, 2023. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 7090167.
About Sensata Technologies
Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial, and aerospace industries. With approximately 21,000 employees and operations in 16 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, more electrified, and more connected. For more information, please visit Sensata’s website at www.sensata.com.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) deferred gain or loss on derivative instruments. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended March 31,
	2023	2022
Net revenue	$998,175	$975,770
Operating costs and expenses:
Cost of revenue	670,471	657,080
Research and development	45,939	45,980
Selling, general and administrative	86,150	95,680
Amortization of intangible assets	40,774	37,367
Restructuring and other charges, net	5,999	13,733
Total operating costs and expenses	849,333	849,840
Operating income	148,842	125,930
Interest expense, net	(40,091)	(45,445)
Other, net	1,392	(50,456)
Income before taxes	110,143	30,029
Provision for income taxes	23,726	7,588
Net income	$86,417	$22,441

Net income per share:
Basic	$0.57	$0.14
Diluted	$0.56	$0.14

Weighted-average ordinary shares outstanding:
Basic	152,518	157,422
Diluted	153,324	158,630

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,034,134	$1,225,518
Accounts receivable, net of allowances	759,752	742,382
Inventories	658,562	644,875
Prepaid expenses and other current assets	187,747	162,268
Total current assets	2,640,195	2,775,043
Property, plant and equipment, net	848,033	840,819
Goodwill	3,902,862	3,911,224
Other intangible assets, net	959,469	999,722
Deferred income tax assets	98,230	100,539
Other assets	136,065	128,873
Total assets	$8,584,854	$8,756,220

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt, finance lease and other financing obligations	$198,696	$256,471
Accounts payable	529,941	531,572
Income taxes payable	50,869	43,987
Accrued expenses and other current liabilities	329,960	346,942
Total current liabilities	1,109,466	1,178,972
Deferred income tax liabilities	369,897	364,593
Pension and other post-retirement benefit obligations	37,883	36,086
Finance lease and other financing obligations, less current portion	24,471	24,742
Long-term debt, net	3,768,627	3,958,928
Other long-term liabilities	81,018	82,092
Total liabilities	5,391,362	5,645,413
Total shareholders' equity	3,193,492	3,110,807
Total liabilities and shareholders' equity	$8,584,854	$8,756,220

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$86,417	$22,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,948	31,531
Amortization of debt issuance costs	1,734	1,716
Gain on sale of business	(5,877)	—
Share-based compensation	7,206	6,540
Loss on debt financing	485	—
Amortization of intangible assets	40,774	37,367
Deferred income taxes	6,491	(340)
Acquisition-related compensation payments	(3,000)	(7,500)
Mark-to-market loss on equity investments, net	—	59,279
Unrealized loss/(gain) on derivative instruments and other	3,107	(517)
Changes in operating assets and liabilities, net of effects of acquisitions	(71,397)	(103,162)
Net cash provided by operating activities	96,888	47,355

Cash flows from investing activities:
Acquisitions, net of cash received	—	(48,441)
Additions to property, plant and equipment and capitalized software	(36,882)	(35,711)
Investment in debt and equity securities	—	(6,853)
Proceeds from the sale of business, net of cash sold	14,000	—
Other	—	152
Net cash used in investing activities	(22,882)	(90,853)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	2,762	13,348
Payment of employee restricted stock tax withholdings	(123)	(135)
Payments on debt	(250,944)	(2,931)
Dividends paid	(16,777)	—
Payments to repurchase ordinary shares	—	(67,258)
Payments of debt financing costs	(308)	—
Net cash used in financing activities	(265,390)	(56,976)
Net change in cash and cash equivalents	(191,384)	(100,474)
Cash and cash equivalents, beginning of period	1,225,518	1,708,955
Cash and cash equivalents, end of period	$1,034,134	$1,608,481

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended March 31,
	2023	2022
Performance Sensing	75.3%	73.6%
Sensing Solutions	24.7%	26.4%
Total	100.0%	100.0%

(percent of total revenue)	For the three months ended March 31,
	2023	2022
Americas	45.3%	39.8%
Europe	27.2%	26.2%
Asia/Rest of World	27.5%	34.0%
Total	100.0%	100.0%

(percent of total revenue)	For the three months ended March 31,
	2023	2022
Automotive (1)	52.6%	52.4%
Heavy vehicle and off-road	23.5%	22.1%
Industrial	13.6%	11.7%
Appliance and HVAC	4.8%	6.0%
Aerospace	4.4%	3.4%
All other	1.1%	4.4%
Total	100.0%	100.0%
(1)    Includes amounts reflected in the Sensing Solutions segment as follows: $8.1 million and $9.3 million of revenue in the three months ended March 31, 2023 and 2022, respectively.
Market Outgrowth (Unaudited)

	For the three months ended March 31, 2023
	Reported Growth	Organic Growth	End Market Growth
Sensata	2.3%	4.7%	4.5%
Market outgrowth, or organic revenue growth less end market growth, can be lumpy during individual quarters due to timing of customer production launches, customer or platform mix, and changes in market share. For the last twelve months, market outgrowth is estimated to have been 6.3%.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended March 31, 2023
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$148,842	14.9%	$23,726	$86,417	$0.56
Non-GAAP adjustments:
Restructuring related and other	2,941	0.3%	(672)	2,269	0.01
Financing and other transaction costs	4,248	0.4%	2,874	7,607	0.05
Step-up depreciation and amortization	39,130	3.9%	—	39,130	0.26
Deferred gain on derivative instruments	(2,250)	(0.2%)	853	(3,296)	(0.02)
Amortization of debt issuance costs	—	—%	—	1,734	0.01
Deferred taxes and other tax related	—	—%	6,791	6,791	0.04
Total adjustments	44,069	4.4%	9,846	54,235	0.35
Adjusted (non-GAAP)	$192,911	19.3%	$13,880	$140,652	$0.92

($ in thousands, except per share amounts)	For the three months ended March 31, 2022
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$125,930	12.9%	$7,588	$22,441	$0.14
Non-GAAP adjustments:
Restructuring related and other	4,149	0.4%	(100)	4,049	0.03
Financing and other transaction costs	15,825	1.6%	(544)	74,560	0.47
Step-up depreciation and amortization	35,945	3.7%	—	35,945	0.23
Deferred loss/(gain) on derivative instruments	652	0.1%	1,811	(6,961)	(0.04)
Amortization of debt issuance costs	—	—%	—	1,716	0.01
Deferred taxes and other tax related	—	—%	(8,335)	(8,335)	(0.05)
Total adjustments	56,571	5.8%	(7,168)	100,974	0.64
Adjusted (non-GAAP)	$182,501	18.7%	$14,756	$123,415	$0.78

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended March 31,
	2023	2022
Cost of revenue	$(2,778)	$2,160
Selling, general and administrative	1,772	5,031
Amortization of intangible assets	39,076	35,647
Restructuring and other charges, net (1)	5,999	13,733
Operating income adjustments	44,069	56,571
Interest expense, net	1,734	1,716
Other, net (2)	(1,414)	49,855
Provision for income taxes	9,846	(7,168)
Net income adjustments	$54,235	$100,974
(1)    The first quarter of 2022 includes a charge of $15.0 million related to acquisition-related incentive compensation earned by Elastic M2M in the first quarter, partially offset by a gain of $6.2 million related to a reduced expectation of contingent consideration to be paid as a result of the acquisition of Spear.
(2)    The first quarter of 2022 includes a $59.9 million mark-to-market loss on our investment in Quanergy Systems, Inc.
Free cash flow

	For the three months ended March 31,
($ in thousands)	2023	2022	% Change
Net cash provided by operating activities	$96,888	$47,355	104.6%
Additions to property, plant and equipment and capitalized software	(36,882)	(35,711)	(3.3%)
Free cash flow	$60,006	$11,644	415.3%
Adjusted corporate and other expenses

	For the three months ended March 31,
(in thousands)	2023	2022
Corporate and other expenses (GAAP)	$(62,441)	$(76,123)
Restructuring related and other	(1,429)	2,514
Financing and other transaction costs	2,619	3,727
Step-up depreciation and amortization	54	298
Deferred (gain)/loss on derivative instruments	(2,250)	652
Total adjustments	(1,006)	7,191
Adjusted corporate and other expenses (non-GAAP)	$(63,447)	$(68,932)

Adjusted EBITDA

		For the three months ended March 31,
(in thousands)	LTM	2023	2022
Net income	$374,661	$86,417	$22,441
Interest expense, net	173,465	40,091	45,445
Provision for income taxes	102,155	23,726	7,588
Depreciation expense	126,601	30,948	31,531
Amortization of intangible assets	157,194	40,774	37,367
EBITDA	934,076	221,956	144,372
Non-GAAP Adjustments
Restructuring related and other	36,805	2,941	4,149
Financing and other transaction costs	(62,867)	4,733	75,104
Deferred loss/(gain) on derivative instruments	6,500	(4,149)	(8,772)
Adjusted EBITDA	$914,514	$225,481	$214,853
Net debt and leverage

	As of
($ in thousands)	March 31, 2023	December 31, 2022
Current portion of long-term debt, finance lease and other financing obligations	$198,696	$256,471
Finance lease and other financing obligations, less current portion	24,471	24,742
Long-term debt, net	3,768,627	3,958,928
Total debt, finance lease, and other financing obligations	3,991,794	4,240,141
Less: discount, net of premium	(2,831)	(3,360)
Less: deferred financing costs	(28,542)	(29,916)
Total gross indebtedness	4,023,167	4,273,417
Less: cash and cash equivalents	1,034,134	1,225,518
Net debt	$2,989,033	$3,047,899

Adjusted EBITDA (LTM)	$914,514	$903,886
Net leverage ratio	3.3	3.4

Guidance

	For the three months ending June 30, 2023
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$145.0	$159.0	$82.5	$93.5	$0.51	$0.61
Restructuring related and other	3.0	3.5	2.5	3.0	0.02	0.02
Financing and other transaction costs	4.0	4.5	4.0	4.5	0.03	0.03
Step-up depreciation and amortization	38.0	39.0	38.0	39.0	0.25	0.25
Deferred (gain)/loss on derivative instruments(1)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.5	1.5	0.01	0.01
Deferred taxes and other tax related	—	—	8.5	9.5	0.06	0.06
Non-GAAP	$190.0	$206.0	$137.0	$151.0	$0.88	$0.98
Weighted-average diluted shares outstanding (in millions)					154.0	154.0
(1)    We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected operating results. In prior periods such adjustments have been significant to our reported GAAP earnings.

# # #
Investors:		Media:
Jacob Sayer		Alexia Taxiarchos
(508) 236-1666		(508) 236-1761
jsayer@sensata.com		ataxiarchos@sensata.com